GOLDEN TELECOM, INC.
2005 STOCK APPRECIATION RIGHTS PLAN

STOCK APPRECIATION RIGHTS AWARD AGREEMENT

To:

Date:

Golden Telecom, Inc. (the “Company”), pursuant to the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan (the “Plan”), has granted you Stock Appreciation Rights (“SARs”) Awards under the Plan. These Awards are subject to all of the terms and conditions as set forth in the Plan, a copy of which is attached hereto and incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Date of Grant: [insert date]

Date of Expiration: [insert Date of Grant + 5 years]

Total Number of Stock Appreciation Rights Subject to this Award: [insert # ]
(divided 25% subject to performance vesting and 75% subject to time vesting) —

1.) SARs Subject to Performance Vesting: [insert # equal to 25% of total]

•	[Base OR Premium Base] Value Per Share: [insert $]

2.) SARs Subject to Time Vesting: [insert # equal to 75% of total]

• 1st anniversary of the date of grant – [insert # equal to 33%]

•	Premium Base Value Per Share: [insert $]

•	2nd anniversary of the date of grant — [insert # equal to 33%]

•	Premium Base Value Per Share: [insert $]

•	3rd anniversary of the date of grant - [insert # equal to 33%]

•	Premium Base Value Per Share: [insert $]

Vesting Schedule: Stock Appreciation Rights Awards shall vest in the amounts set forth above as follows:

Performance Vesting. Vesting of the Performance Vesting portion of the SAR Award shall vest in full only upon the Company’s Common Stock achieving a closing trading price of at least [insert $] per share for thirty (30) consecutive days as determined in the sole discretion of the Company. If the Company’s Common Stock does not achieve a closing trading price of at least [insert $] per share for thirty (30) consecutive days within three (3) years of the Date of Grant, such portion of the Award shall expire by its terms and shall not be exercisable by you.

Time Vesting. Vesting of the Time Vesting portion of the SAR Award shall vest incrementally in accordance with the schedule set forth above on each one year anniversary of the Date of Grant, provided that you continue to be employed by the Company as of each such anniversary date.

Settlement:	A Grantee shall exercise his Stock Appreciation Rights
in accordance with the requirements of the Plan. In
connection with a proper exercise of your Award, you
will receive [CASH and/or SHARES (including fractional
shares) of Common Stock] equal in value to the positive
difference between the Base Value (or Premium Base
Value) and the Final Value multiplied by the number of
Stock Appreciation Rights being exercised.
[FOR MIXED CASH AND STOCK SETTLEMENTS ADD: In connection
with your exercise of this Award, you may notify the
Company of your election to receive some or all of your
Stock Appreciation Rights received in cash and/or Common
Stock of the Company. If you do not make an election,
the Company shall exercise its discretion to settle the
Stock Appreciation Rights so exercised by you in cash
and/or Common Stock in its discretion.]

[FOR STOCK SETTLEMENTS ADD: Notwithstanding the foregoing, if the Board is unable to secure shareholder approval of the Plan, this Award shall be settled in cash without regard to a Grantee’s election to receive stock pursuant to his or her Stock Appreciation Rights Award Agreement.]

Exercisability:	Vested Awards shall be exercisable by you only until the fifth (5) anniversary of the Date of Grant. Awards that remain unexercised after such date shall expire by their terms.

Withholding:	The Company shall be entitled to withhold
from any settlement of Stock Appreciation
Rights Awards under the Plan the cash
necessary to cover applicable income and
payroll taxes and, if the amount of such
withholding is insufficient, the Company may
require you or your beneficiary to pay to
the Company the amount required to be
withheld in taxes.

Award Not a Service Contract:
Your Stock Appreciation Rights Award is not
an employment or service contract, and
nothing in your Award shall be deemed to
create in any way whatsoever any obligation
on your part to continue in the employ of
the Company or a subsidiary, or of the
Company or a subsidiary to continue your
employment. In addition, nothing in your
Award shall obligate the Company or a
subsidiary, their respective shareholders,
Boards of Directors, Officers or Employees
to continue any relationship that you might
have as an Employee of the Company or a
subsidiary.

Notices:	Any notices provided for in your Award or
the Plan shall be given in writing and shall
be deemed effectively given upon receipt or,
in the case of notices delivered by the
Company to you, at your address as shown in
the Company’s records.

Governing Plan Document:
Your Stock Appreciation Rights Award is
subject to the provisions of the Plan, the
provisions of which are hereby made a part
of your Award, and is further subject to all
interpretations, amendments, rules and
regulations which may from time to time be
promulgated and adopted pursuant to the
Plan. In the event of any conflict between
the provisions of your Award and those of
the Plan, the provisions of the Plan shall
control.

Beneficiary Designation:
The Plan grants you the right to designate a
beneficiary to receive your Awards in the
event you predecease the date such Award,
once exercised, is distributable to you. If
you are legally married at the time of the
designation, and the designated beneficiary
is not your spouse, then a written consent
of your spouse will be required to be
provided by you, or else the Company may not
pay benefits under the Plan to the designee
named and the benefit would pass to your
estate under applicable law. You may change
your beneficiary designation at any time,
subject to the restrictions provided above,
by doing so in writing and submitting such
written notice to the Company, subject to
the restrictions provided above, which shall
(i) attach a copy of such change to this
document and (ii) mark the beneficiary
designation line of this document as
“Amended Effective as of [the date of your
change submission].”

Termination of Employment; Effect On Awards:

In the event that you die, Stock
Appreciation Rights granted hereunder shall
expire and thus be rendered not exercisable
either by you or as appropriate, your
beneficiary, on the ninety-first (91st) day
following the date of death.

In the event that you terminate your employment with the Company other than for the reasons set forth in Section 3.03 of the Plan, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable by you or as appropriate, your beneficiary, on the thirty-first (31st) day following the effective date of the termination of your employment.

Additional Terms/
Acknowledgements:The undersigned recipient of a Stock Appreciation Rights Award acknowledges receipt of, and understands and agrees to, this Award notice and the

Plan. The undersigned further acknowledges that as of the date of each such

Award, this notice and the Plan set forth the entire understanding between you and the Company regarding the acquisition of the rights conferred by the Plan and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to you under the Plan.

Golden Telecom, Inc.		Grantee:
By:

Title:	Signature	Date:	Signature

Date:

Beneficiary Designation:

Name Address

Attachment: Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan